EXHIBIT 10.3
                                                        ------------


                       AMENDMENT NO. 1 TO
                       CONSULTING AGREEMENT

     THIS AMENDMENT NO. 1 TO CONSULTING AGREEMENT (the
 Amendment ) is made and entered into this 14th day of May, 1997, by and between ATMOS ENERGY CORPORATION, a Texas corporation (the
 Company ), and CHARLES K. VAUGHAN ( Consultant ).

     WHEREAS, the Company and Consultant entered into that certain Consulting Agreement dated October 1, 1994 (the
 Agreement ); and

     WHEREAS, the Company and Consultant desire to amend the Agreement in certain respects due to Consultant s increased responsibilities as a result of the recent change in the Company s Chairman, President and Chief Executive Officer and the pending merger of United Cities Gas Company with and into the Company, with such amendments to the Agreement as reflected in this Amendment No. 1 to Consulting Agreement (the Amendment ) to take effect upon the approval of this Amendment by the Board of Directors of the Company.

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement.

     Amendment of Subparagraph 3(a).  Subparagraph 3(a) of the
Agreement is hereby amended to read in its entirety as follows:

          (a) The Company agrees to pay Consultant for his services under this Agreement an amount for the period beginning on each October 1 and ending the following September 30 (the Consulting Year ) during the term of this Agreement as follows, whether or not services are actually rendered under this Agreement:
                Consulting Year                        Amount

                October 1, 1994 - September 30, 1995   $320,000
                October 1, 1995 - September 30, 1996   $280,000
                October 1, 1996 - September 30, 1997   $240,000
                October 1, 1997 - September 30, 1998   $300,000
                October 1, 1998 - September 30, 1999   $130,000

     Beginning on October 1, 1994, and thereafter on each April 1 and October 1, during the term of this Agreement, Consultant shall be paid in a lump sum one-half of the annual amount due him for the Consulting





     Year in which such October 1, or April 1 occurs. In addition, upon approval by the Board of Directors of the Company of this Amendment, Consultant shall be paid a one time sum of $105,000. Consultant also shall be entitled to reimbursement for expenses incurred by Consultant in the performance of his duties hereunder, so long as such expenses would, if Consultant were the Chief Executive Officer of the Company, be eligible for reimbursement or payment under the Company s policies regarding such expenses as in effect from time to time during the term of this Agreement.

     3. No Other Amendment. Except as expressly amended hereby, all of the other terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Agreement, the terms and provisions of the Agreement shall control. This Amendment shall be deemed a part of, and is hereby incorporated into the Agreement. The Agreement and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Agreement are hereby amended so that any reference to the Agreement shall mean a reference to the Agreement as amended hereby.

     4. Governing Law. This Amendment shall be governed by, and construed in accordance with the laws of the State of Texas.

   5. Counterparts. This Amendment may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date and year first above written.

                              COMPANY

                              ATMOS ENERGY CORPORATION


                              By:  /s/  Robert W. Best
                                   -------------------
                                 Robert W. Best
                                 Chairman of the Board,
                                 President, and
                                 Chief Executive Officer



                              CONSULTANT

                              /s/  Charles K. Vaughan
                              --------------------------
                                   CHARLES K. VAUGHAN



 Consulting Agrmt Amendment 1-Vaughan.doc           2